Exhibit 99.1
OP BANCORP REPORTS NET INCOME FOR FIRST QUARTER 2022
OF $8.2 MILLION AND DILUTED EARNINGS PER SHARE OF $0.53

2022 First Quarter Highlights compared with 2021 First Quarter:
•Financial Results:
◦Net income of $8.2 million, up $3.1 million, or 61%
◦Diluted earnings per share of $0.53, up $0.20, or 61%
◦Net interest income of $17.3 million, up $4.5 million, or 36%
◦Provision for loan losses of $341 thousand, down $279 thousand, or 45%
◦Noninterest income of $4.2 million, up $1.3 million, or 42%
◦Noninterest expense of $9.7 million, up $1.7 million, or 21%
◦Pre-provision net revenue (1) of $11.8 million, up $4.1 million, or 53%
◦Total assets of $1.86 billion, up $409 million, or 28%
◦Total loans (2) of $1.51 billion, up $330 million, or 28%; Average loans (2) of $1.44 billion, up $278.9 million, or 24%
◦Total deposits of $1.67 billion, up $387 million, or 30%; Average deposits of $1.57 billion, up $327.3 million, or 26%
◦Noninterest-bearing deposits to total deposits of 51%, up from 45%
◦Net interest margin of 4.12%, up from 3.80%
◦Return on average equity of 19.54%, up from 14.02%
◦Return on average assets of 1.85%, up from 1.44%
◦Efficiency ratio of 44.93%, an improvement from 50.67%
•Credit Quality:
◦Allowance for loan losses to gross loans of 1.17%, compared to 1.33%
◦Adjusted allowance to gross loans (1) of 1.24%, compared to 1.59%
◦Net loan recoveries to average gross loans of 0.00%
◦Nonperforming loans to gross loans of 0.20%, compared to 0.10%
◦Criticized loans (3) to gross loans of 0.27%, down from 0.62%
•Capital Levels:
◦Quarterly cash dividend of $0.10 per share, a 43% increase from $0.07 per share
◦Capital position well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 12.11%.
◦Book value per common share of $10.97, up 12%
___________________________________________________________
(1)    See reconciliation of GAAP to non-GAAP financial measures.
(2)     Includes loans held for sale.

(3)     Includes special mention, substandard, doubtful, and loss categories.
LOS ANGELES, April 28, 2022 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank, today reported its financial results for the first quarter of 2022. Net income for the first quarter of 2022 was $8.2 million, or $0.53 per diluted common share, compared with $9.1 million, or $0.59 per diluted common share, for the fourth quarter of 2021, and $5.1 million, or $0.33 per diluted common share, for the first quarter of 2021.
Min Kim, President and Chief Executive Officer:
“We started this year with another strong quarter. Our net income and diluted earnings per share increased 61% each from a year ago. This growth in earnings was driven by strong growth in our balance sheet, expanded net interest margin, and improved efficiency. Our loans grew 28%, from a year ago, through balanced increases across all categories, further diversifying our loan portfolio. Total deposits grew 30% from a year ago with noninterest-bearing deposits reaching a record level at 50.8% of total deposits. We also expanded our branch network by opening our tenth full service branch in Cerritos, California during the quarter. We remain optimistic about our future growth and sustainability of our strong financial performance.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Three Months Ended			% Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Selected Income Statement Data:
Net interest income	$17,290	$17,096	$12,755	1.1%	35.6%
Provision for loan losses	341	1,898	620	(82.0)	(45.0)
Noninterest income	4,216	7,289	2,966	(42.2)	42.1
Noninterest expense	9,662	9,591	7,966	0.7	21.3
Income tax expense	3,351	3,762	2,058	(10.9)	62.8
Net Income	$8,152	$9,134	$5,077	(10.8)%	60.6%
Diluted earnings per share	$0.53	$0.59	$0.33	(10.2)%	60.6%
Selected Balance Sheet Data:
Total loans (1)	$1,514,653	$1,403,447	$1,184,447	7.9%	27.9%
Total deposits	$1,672,003	$1,534,066	$1,285,390	9.0%	30.1%
Total assets	$1,863,945	$1,726,691	$1,455,334	7.9%	28.1%
Average loans (1)	$1,444,054	$1,343,414	$1,165,150	7.5%	23.9%
Average deposits	$1,570,376	$1,545,799	$1,243,091	1.6%	26.3%
Credit Quality:
Nonperforming loans	$2,806	$3,200	$1,148	(12.3)%	144.4%
Net (recoveries) charge-offs to average gross loans (2)	(0.00)%	0.05%	(0.00)%	(0.05)%	0.00%
Allowance for loan losses to gross loans	1.17%	1.23%	1.33%	(0.06)%	(0.16)%
Financial Ratios:
Return on average assets (2)	1.85%	2.11%	1.44%	(0.26)%	0.41%
Return on average equity (2)	19.54%	22.72%	14.02%	(3.18)%	5.52%
Net interest margin (2)	4.12%	4.07%	3.80%	0.05%	0.32%
Common equity tier 1 capital ratio	12.11%	12.42%	13.79%	(0.31)%	(1.68)%
Leverage ratio	9.80%	9.58%	10.38%	0.22%	(0.58)%
Efficiency ratio (3)	44.93%	39.34%	50.67%	5.59%	(5.74)%
Book value per common share	$10.97	$10.92	$9.77	0.5%	12.3%

(1)Includes loans held for sale.
(2)Annualized.
(3)Represents noninterest expense divided by the sum of net interest income and noninterest income.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Interest Income
Interest income	$17,944	$17,822	$13,632	0.7%	31.6%
Interest expense	654	726	877	(9.9)	(25.4)
Net interest income	$17,290	$17,096	$12,755	1.1%	35.6%

($ in thousands)	For the Three Months Ended
	1Q22			4Q21			1Q21
	Average Balance	Interest and Fees	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)
Interest-earning Assets
Loans	$1,444,054	$17,257	4.84%	$1,343,414	$17,271	5.10%	$1,165,150	$13,284	4.62%
Total interest-earning assets	$1,698,799	$17,944	4.28%	$1,668,865	$17,822	4.24%	$1,358,119	$13,632	4.07%
Interest-bearing Liabilities
Interest-bearing deposits	$786,915	$654	0.34%	$780,787	$726	0.37%	$698,599	$877	0.51%
Total interest-bearing liabilities	$786,915	$654	0.34%	$780,791	$726	0.37%	$703,599	$877	0.51%
Ratios
Net interest Income/interest rate spreads		$17,290	3.94%		$17,096	3.87%		$12,755	3.56%
Net interest margin			4.12%			4.07%			3.80%
Total deposits / cost of deposits	$1,570,376	$654	0.17%	$1,545,799	$726	0.19%	$1,243,091	$877	0.29%
Total funding liabilities / cost of funds	$1,570,376	$654	0.17%	$1,545,803	$726	0.19%	$1,248,091	$877	0.28%

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield % Change 1Q22 vs.
	1Q22		4Q21		1Q21
	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	4Q21	1Q21
Loan Yield Component
Contractual interest rate	$15,120	4.24%	$14,509	4.29%	$12,168	4.23%	(0.05)%	0.01%
SBA discount accretion	1,433	0.40	1,571	0.46	507	0.18	(0.06)	0.22
Amortization of net deferred fees	500	0.14	1,087	0.32	538	0.19	(0.18)	(0.05)
Amortization of premium	16	—	3	—	—	—	0.00	—
Net interest recognized on nonaccrual loans	34	-0.01	(16)	-0.00	(2)	—	0.01	0.01
Prepayment penalties (2) and other fees	154	0.05	117	0.03	73	0.02	0.02	0.03
Yield on loans	$17,257	4.84%	$17,271	5.10%	$13,284	4.62%	(0.26)%	0.22%

Amortization of net deferred fees:
PPP loan forgiveness (3)	$483	0.13%	$920	0.27%	$175	0.06%	(0.14)%	0.07%
Other	17	0.01	167	0.05	363	0.13	(0.04)	(0.12)
Total amortization of net deferred fees	$500	0.14%	$1,087	0.32%	$538	0.19%	(0.18)%	(0.05)%

(1)Annualized.

(2)Prepayment penalty income of $95 thousand, $84 thousand and $69 thousand for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively, was from commercial real estate and C&I loans.
(3)As of March 31, 2022, there were unamortized net deferred fees of $579 thousand to be recognized over the estimated life of the loans as a yield adjustment on the loans.

Impact of Hana Loan Purchase on Average Loan Yield and Net Interest Margin

During the second quarter of 2021, the Company purchased an SBA portfolio of 638 loans with an ending balance of $100.0 million, excluding loan discount of $8.9 million from Hana Small Business Lending, Inc. (“Hana”). The following table presents impacts of the Hana loan purchase on average loan yield and net interest margin:

($ in thousands)	For the Three Months Ended
	1Q22	4Q21	1Q21
Hana Loan Purchase:
Contractual interest rate	$976	$1,027	$—
Purchased loan discount accretion	772	826	—
Other fees	7	10	—
Total interest income	$1,755	$1,863	$—

Effect on average loan yield (1)	0.26%	0.26%	—%
Effect on net interest margin (1)	0.25%	0.26%	—%

($ in thousands)	For the Three Months Ended
	1Q22			4Q21			1Q21
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Average loan yield (1)	$1,444,054	$17,257	4.84%	$1,343,414	$17,271	5.10%	$1,165,150	$13,284	4.62%
Adjusted average loan yield excluding purchased loans (1)(2)	$1,369,423	$15,502	4.58%	$1,263,789	$15,408	4.84%	$1,165,150	$13,284	4.62%

Net interest margin (1)	$1,698,799	$17,290	4.12%	$1,668,865	$17,096	4.07%	$1,358,119	$12,755	3.80%
Adjusted interest margin excluding purchased loans (1)(2)	$1,624,168	$15,535	3.87%	$1,589,240	$15,233	3.81%	$1,358,119	$12,755	3.80%

(1)Annualized.
(2)See reconciliation of GAAP to non-GAAP financial measures.

First Quarter 2022 vs. Fourth Quarter 2021
Net interest income increased $194 thousand, or 1.1%, primarily due to higher interest income on securities available-for-sale. Net interest margin was 4.12%, an increase of 5 basis points from 4.07%.
◦An increase of $168 thousand in interest income from securities available-for-sale was primarily due to higher average balance.
◦An increase of $754 thousand in interest income on home mortgage loans from an $81.6 million purchase was offset by a $714 thousand decrease in interest income on PPP loans from lower average balance.
◦A $72 thousand decrease in interest expense contributed to the increase in net interest income.

◦Average loan yield was 4.84%, a decrease of 26 basis points from 5.10%, primarily due to lower interest income in PPP loans. Average yield on interest earning assets was 4.28%, an increase of 4 basis points from 4.24%, due to lower average balance in low-yielding interest-bearing deposits in other banks.
◦Average cost of deposits was 0.17%, a decrease of 2 basis points from 0.19%.

First Quarter 2022 vs. First Quarter 2021
Net interest income increased $4.5 million, or 35.6%, primarily due to higher interest income on loans. Net interest margin was 4.12%, an increase of 32 basis points from 3.80%.
◦An increase of $4.0 million in interest income on loans was primarily due to higher average loan balance from loan growth in home loans and C&I loans, discount accretions from the Hana loan purchase, and loan fees from PPP loan forgiveness.
◦The improvement of 32 basis points in net interest margin was primarily driven by a 22 basis point increase in average loan yield and a 17 basis point decrease in average cost of interest-bearing liabilities.
Provision for loan losses
First Quarter 2022 vs. Fourth Quarter 2021
The Company recorded $341 thousand provision for loan losses, compared with a $1.9 million provision for loan losses. The $341 thousand provision for loan losses was primarily due to loan growth from home mortgage purchases, partially offset by improvements in qualitative assessments of our loan portfolio.

First Quarter 2022 vs. First Quarter 2021
The Company recorded $341 thousand provision for loan losses, compared with $620 thousand provision for loan losses.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Noninterest income
Service charges on deposits	$388	$405	$355	(4.2)%	9.3%
Loan servicing fees, net of amortization	447	521	531	(14.2)	(15.8)
Gain on sale of loans	3,238	6,033	1,882	(46.3)	72.1
Other income	143	330	198	(56.7)	(27.8)
Total noninterest income	$4,216	$7,289	$2,966	(42.2)%	42.1%

First Quarter 2022 vs. Fourth Quarter 2021
Noninterest income decreased $3.1 million, or 42.2%, primarily due to lower gains on sale of loans.
◦Gains on sale of loans were $3.2 million, down $2.8 million from the fourth quarter of 2021. The decrease was primarily due to a decreased loan sales volume. The Company sold $31.8 million in

SBA loans at an average premium of 11.02%, compared to the sale of $56.8 million at an average premium of 10.98%.

First Quarter 2022 vs. First Quarter 2021
Noninterest income increased $1.3 million, or 42.1%, primarily due to higher gains on sale of loans.
◦Gains on sales of loans were $3.2 million, up $1.4 million from the first quarter of 2021. The increase was mainly driven by higher sales volume and premiums on SBA loans. The Company sold $31.8 million in SBA loans at an average premium of 11.02%, compared to the sale of $22.4 million at an average premium of 10.51%.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Noninterest expense
Salaries and employee benefits	$5,657	$5,560	$4,662	1.7%	21.3%
Occupancy and equipment	1,378	1,418	1,235	(2.8)	11.6
Data processing and communication	493	637	448	(22.6)	10.0
Professional fees	324	267	314	21.3	3.2
FDIC insurance and regulatory assessments	207	182	132	13.7	56.8
Promotion and advertising	189	156	177	21.2	6.8
Directors’ fees	177	166	116	6.6	52.6
Foundation donation and other contributions	815	901	507	(9.5)	60.7
Other expenses	422	304	375	38.8	12.5
Total noninterest expense	$9,662	$9,591	$7,966	0.7%	21.3%

First Quarter 2022 vs. Fourth Quarter 2021
Noninterest expense remained relatively stable in the first quarter of 2022 at $9.7 million compared to $9.6 million for the fourth quarter of 2021.
First Quarter 2022 vs. First Quarter 2021
Noninterest expense increased $1.7 million, or 21.3%, primarily due to higher salaries and employee benefits, and foundation donation and other contributions.
◦Salaries and employee benefits were $5.7 million, up $995 thousand from the first quarter of 2021. The increase was primarily due to a decrease in deferred loan origination costs compared to higher origination costs related to PPP loans for the first quarter of 2021.
◦Foundation donation and other contributions were $815 thousand, up $308 thousand from the first quarter of 2021. The increase was primarily due to higher donation accruals for Open Stewardship Foundation as a result of higher net income compared to the first quarter of 2021.

Income Tax Expense
First Quarter 2022 vs. Fourth Quarter 2021
Income tax expense was $3.4 million, and the effective tax rate was 29.1%, compared to income tax expense of $3.8 million and the effective rate of 29.2% for the fourth quarter of 2021.
First Quarter 2022 vs. First Quarter 2021

Income tax expense was $3.4 million and the effective tax rate was 29.1%, compared to income tax expense of $2.1 million and the effective rate of 28.8% for the first quarter of 2021.

Balance Sheet Highlights

Loans

($ in thousands)	As of			% Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Real estate loans	$730,841	$701,450	$662,445	4.2%	10.3%
SBA loans (1)	253,064	275,858	263,185	(8.3)	(3.8)
C&I loans	176,934	162,543	103,883	8.9	70.3
Home mortgage loans	266,465	173,303	125,285	53.8	112.7
Consumer & other loans	1,106	865	1,074	27.9	3.0
Gross loans	$1,428,410	$1,314,019	$1,155,872	8.7%	23.6%

(1)Includes PPP loans of $22.1 million, $40.6 million and $113.6 million as of March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Real estate loans	$49,868	$35,458	$42,748	40.6%	16.7%
SBA loans (1)	37,400	65,492	105,340	(42.9)	(64.5)
C&I loans	11,876	47,981	9,505	(75.2)	24.9
Home mortgage loans	22,785	19,295	11,563	18.1	97.1
Gross loans	$121,929	$168,226	$169,156	(27.5)%	(27.9)%

(1)Includes PPP loans of $74.2 million for the three months ended March 31, 2021.

The following table presents changes in gross loans by loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	1Q22	4Q21	1Q21
Loan activities:
Gross loans, beginning	$1,314,019	$1,231,821	$1,099,736
New originations	121,929	168,226	169,156
Net line advances	17,455	7,759	(11,846)
Purchases	81,552	48,915	—
Sales	(31,819)	(60,954)	(26,621)
Paydowns	(15,972)	(12,373)	(12,767)
Payoffs	(45,391)	(46,778)	(36,987)
PPP Payoffs	(19,079)	(29,918)	(22,886)
Other	5,716	7,321	(1,913)
Total	114,391	82,198	56,136
Gross loans, ending	$1,428,410	$1,314,019	$1,155,872

First Quarter 2022 vs. Fourth Quarter 2021

Gross loans were $1.43 billion at March 31, 2022, up $114.4 million from December 31, 2021, primarily due to home mortgage loan purchases.

$81.6 million of home mortgage loans were purchased from third party mortgage originators, compared to $48.9 million in the fourth quarter of 2021. New loan originations and loan payoffs were $121.9 million and $64.5 million for the first quarter of 2022, compared with $168.2 million and $76.7 million for the fourth quarter of 2021, respectively. Of the PPP loans, $18.2 million in principal amount has been forgiven under the program, compared to a $29.9 million of PPP loans forgiven in the fourth quarter of 2021.
First Quarter 2022 vs. First Quarter 2021

Gross loans were $1.43 billion at March 31, 2022, up $272.5 million from March 31, 2021, primarily due to the Hana loan purchase, home mortgage loan purchases, and warehouse credit lines.

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	1Q22		4Q21		1Q21
	%	Rate	%	Rate	%	Rate
Fixed rate	33.3%	4.11%	31.5%	4.12%	37.3%	3.83%
Hybrid rate	25.6	4.30	22.8	4.45	21.9	4.84
Variable rate	41.1	5.09	45.7	4.94	40.8	4.43
Gross loans	100.0%	4.56%	100.0%	4.57%	100.0%	4.30%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of March 31, 2022
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$24,040	4.18%	$299,952	4.18%	$150,671	3.98%	$474,663	4.11%
Hybrid rate	26,469	3.29	43,409	5.29	296,224	4.25	366,102	4.30
Variable rate	124,934	4.18	165,770	4.19	296,941	5.97	587,645	5.09
Gross loans	$175,443	4.05%	$509,131	4.28%	$743,836	4.88%	$1,428,410	4.56%

Deposits

($ in thousands)	As of						% Change 1Q22 vs.
	1Q22		4Q21		1Q21
	Amount	%	Amount	%	Amount	%	4Q21	1Q21
Noninterest-bearing deposits	$848,531	50.8%	$774,754	50.5%	$571,985	44.5%	9.5%	48.3%
Money market deposits and others	456,890	27.3%	380,226	24.8	354,148	27.6%	20.2	29.0
Time deposits	366,582	21.9%	379,086	24.7	359,257	27.9%	(3.3)	2.0
Total deposits	$1,672,003	100.0%	$1,534,066	100.0%	$1,285,390	100.0%	9.0%	30.1%

First Quarter 2022 vs. Fourth Quarter 2021

Total deposits were $1.67 billion at March 31, 2022, up $137.9 million from December 31, 2021, primarily driven by growth in noninterest-bearing and money market deposits, partially offset by time deposits. Noninterest-bearing deposits reached a record $848.5 million or 50.8% of total deposits as of March 31, 2022, an increase from $774.8 million or 50.5% of total deposits as of December 31, 2021. The growth in noninterest-bearing deposits was primarily due to addition of new customers from our Specialty Deposit Center, which was added during the fourth quarter of 2021.
First Quarter 2022 vs. First Quarter 2021

Total deposits were $1.67 billion at March 31, 2022, an increase of $386.6 million from March 31, 2021, primarily driven by growth in noninterest-bearing deposits. Noninterest-bearing deposits were $848.5 million or 50.8% of total deposits, an increase from $572.0 million or 44.5% of total deposits as of March 31, 2021. The growth in noninterest-bearing deposits was driven by continued customer preferences for liquidity given the sustained economic uncertainty and deposit growth from our Specialty Deposit Center.

The following table sets forth the maturity of time deposits as of March 31, 2022:

	As of March 31, 2022
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (more than $250,000)	$92,471	$41,573	$30,629	$27,137	$1,039	$192,849
Time deposits ($250,000 or less)	64,166	42,975	31,826	28,209	6,557	173,733
Total time deposits	$156,637	$84,548	$62,455	$55,346	$7,596	$366,582
Weighted average rate	0.37%	0.51%	0.45%	0.43%	1.37%	0.45%

Capital and Cash Dividend

	Basel III
	OP Bancorp	Open Bank	Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer (1)
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.29%	13.12%	10.00%	10.50%
Tier 1 risk-based capital ratio	12.11%	11.94%	8.00%	8.50%
Common equity tier 1 ratio	12.11%	11.94%	6.50%	7.00%
Leverage ratio	9.80%	9.66%	5.00%	4.00%

(1)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus to executive officers.
(2)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.

($ in thousands)	Basel III			% Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.29%	13.66%	15.04%	(0.37)%	(1.75)%
Tier 1 risk-based capital ratio	12.11%	12.42%	13.79%	(0.31)%	(1.68)%
Common equity tier 1 ratio	12.11%	12.42%	13.79%	(0.31)%	(1.68)%
Leverage ratio	9.80%	9.58%	10.38%	0.22%	(0.58)%
Risk-weighted Assets	$1,427,569	$1,335,889	$1,061,131	6.86%	34.53%

Capital ratios remained strong during the quarter. Our CET1 and total risk-based capital ratios were 12.11% and 13.29% as of March 31, 2022, respectively, a decrease from a year ago due to year-over-year asset growth.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.10 per share of its common stock. The cash dividend is payable on or about May 26, 2022 to all shareholders of record as of the close of business on May 12, 2022.

The Company did not repurchase any shares during the first quarter of 2022. Since the announcement of the initial stock repurchase program in January 2019, the Company has repurchased a total of 1.57 million shares of its common stock at an average repurchase price of $8.58 per share through March 31, 2022.

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Nonperforming loans (1)	$2,806	$3,200	$1,148	(12.3)%	144.4%
OREO	—	—	—	—	—
Total nonperforming assets	$2,806	$3,200	$1,148	(12.3)%	144.4%

Nonperforming loans to gross loans	0.20%	0.24%	0.10%	(0.04)%	0.10%
Nonperforming assets to total assets	0.15%	0.19%	0.08%	(0.04)%	0.07%

Criticized (2) Loan:
Special mention loans	$—	$—	$530	—%	(100.0)%
Classified loans (3)	3,848	4,039	6,586	(4.7)	(41.6)
Total criticized loans	$3,848	$4,039	$7,116	(4.7)%	(45.9)%

Criticized (2) loans to gross loans	0.27%	0.31%	0.62%	(0.04)%	(0.35)%
Classified loans (3) to gross loans	0.27%	0.31%	0.57%	(0.04)%	(0.30)%

Allowance for loan losses, beginning	$16,123	$14,134	$15,352	14.1%	5.0%
Provision for (reversal of) loan losses (4)	546	2,157	(16)	(74.7)	(3512.5)
Gross charge-offs	(14)	(168)	—	(91.7)	—
Gross recoveries	17	—	3	—	466.7
Allowance for loan losses, ending (5)	$16,672	$16,123	$15,339	3.4%	8.7%

Allowance for loan losses ratios:
As a % of gross loans	1.17%	1.23%	1.33%	(0.06)%	(0.16)%
As an adjusted of gross loans (6)	1.24%	1.36%	1.59%	(0.12)%	(0.35)%
As a % of nonperforming loans	594%	503%	1,337%	91%	(743)%
As a % of nonperforming assets	594%	503%	1,337%	91%	(743)%
Net (recoveries) charge-offs to average gross loans	0.00%	0.05%	0.00%	(0.05)%	0.00%

(1)Includes the guaranteed portion of SBA loans totaling $0.9 million as of March 31, 2022.
(2)Includes special mention, substandard, doubtful and loss categories.
(3)Includes substandard, doubtful and loss categories.
(4)Excludes (reversal of) provision for uncollectible accrued interest receivable of $(205) thousand, $(259) thousand and $636 thousand for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively.
(5)Excludes allowance for uncollectible accrued interest receivable of $205 thousand and $1.3 million as of December 31, 2021 and March 31, 2021, respectively.
(6)See the Reconciliation of GAAP to NON-GAAP Financial Measures.

Overall, the Company continued to maintain solid asset quality with low levels of nonperforming loans and net charge-offs. Nonperforming assets and criticized loans remained below our historical norms, a reflection of our conservative credit culture and expertise in the industries we serve. Our allowance remained strong with an adjusted allowance to gross loans ratio of 1.24%. We expect economic metrics to remain relatively strong over the next year, which bodes well for growth.: however, we remain vigilant given potential impacts on our customers from supply chain and labor constraints as well as COVID variants.

◦Allowance for loan losses increased $1.3 million to $16.7 million from a year ago. Excluding the impacts of the purchased Hana loans, PPP loans, and the allowance for uncollectible accrued interest receivable, adjusted allowance to gross loans ratio was 1.24% as of March 31, 2022.

◦Criticized loans decreased by $3.3 million or 45.9% from a year ago, and the criticized loans to gross loans ratio improved by 35 basis points, primarily due to a $3.8 million payoff in one C&I relationship. Criticized loans are generally consistent with the Special Mention, Substandard, Doubtful and Loss categories defined by regulatory authorities.

◦Nonperforming assets increased $1.7 million to $2.8 million, or 0.15% of total assets from a year ago. The increase in nonperforming assets was primarily due to SBA loans that were placed on nonaccrual in 2021. As of March 31, 2022, $899 thousand of nonaccrual loans was the guaranteed portion of SBA loans that are in liquidation. The Company did not have OREO as of March 31, 2022 or 2021.

◦Net recoveries were $3 thousand or 0.00% of average loans in the first quarter of 2022. In comparison, there were $3 thousand net recoveries in the first quarter of 2021.

COVID-19 Pandemic Update

Total outstanding balance of loans remaining in deferment status as of March 31, 2022, represented 0.3% of the total loan portfolio.

Since the PPP’s inception through March 31, 2022, we have funded $154.5 million, and $137.0 million of principal forgiveness has been provided on qualifying PPP loans.

Reconciliation of GAAP to Non-GAAP Financial Measures

In addition to GAAP measures, management uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance.

Pre-provision net revenue removes provision for loan losses and income tax expense. Management believes that this non-GAAP measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance. This non-GAAP financial measure also facilitates a comparison of our performance to prior periods.

($ in thousands)		For the Three Months Ended
		1Q22	4Q21	1Q21
Interest income		$17,944	$17,822	$13,632
Interest expense		654	726	877
Net interest income		17,290	17,096	12,755
Noninterest income		4,216	7,289	2,966
Noninterest expense		9,662	9,591	7,966
Pre-provision net revenue	(a)	$11,844	$14,794	$7,755
Reconciliation to net income:
Provision for loan losses	(b)	$341	$1,898	$620
Income tax expense	(c)	3,351	3,762	2,058
Net income	(a)+(b) +(c)	$8,152	$9,134	$5,077

During the second quarter of 2021, the Company purchased 638 loans from Hana for a total purchase price of $97.6 million. The Company evaluated $100.0 million of the loans purchased in accordance with the provisions of ASC 310-20, Nonrefundable Fees and Other Costs, which were recorded with a $8.9 million discount. As a result, the fair value discount on these loans is being accreted into interest income over the expected life of the loans using the effective yield method. Adjusted loan yield and net interest margin for the three months ended March 31, 2022 and December 31, 2021 excluded the impacts of contractual interest and discount accretion of the purchased loans as management does not consider purchasing loan portfolios to be normal or recurring transactions. Management believes that presenting the adjusted average loan yield and net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

($ in thousands)		For the Three Months Ended
		1Q22	4Q21	1Q21
Yield on Average Loans
Interest income on loans		$17,257	$17,271	$13,284
Less: interest income on purchased loans		1,755	1,863	—
Adjusted interest income on loans	(a)	$15,502	$15,408	$13,284

Average loans		$1,444,054	$1,343,414	$1,165,150
Less: Average purchased loans		74,631	79,625	—
Adjusted average loans	(b)	$1,369,423	$1,263,789	$1,165,150

Average loan yield (1)		4.84%	5.10%	4.62%
Effect on average loan yield (1)		0.26%	0.26%	—%
Adjusted average loan yield (1)	(a)/(b)	4.58%	4.84%	4.62%

Net Interest Margin
Net interest income		$17,290	$17,096	$12,755
Less: interest income on purchased loans		1,755	1,863	—
Adjusted net interest income	(c)	$15,535	$15,233	$12,755

Average interest-earning assets		$1,698,799	$1,668,865	$1,357,450
Less: Average purchased loans		74,631	79,625	—
Adjusted average interest-earning assets	(d)	$1,624,168	$1,589,240	$1,357,450

Net interest margin (1)		4.12%	4.07%	3.80%
Effect on net interest margin (1)		0.25%	0.26%	—%
Adjusted net interest margin (1)	(c)/(d)	3.87%	3.81%	3.80%

(1)Annualized.

Adjusted allowance to gross loans ratio removes the impacts of purchased loans, PPP loans and allowance on accrued interest receivable. Management believes that this ratio provides greater consistency and comparability between the Company’s results and those of its peer banks.

($ in thousands)		For the Three Months Ended
		1Q22	4Q21	1Q21
Gross loans		$1,428,410	$1,314,019	$1,155,872
Less: Purchased loans		(71,377)	(77,170)	—
PPP loans (1)		(21,016)	(38,918)	(113,551)
Adjusted gross loans	(a)	1,336,017	$1,197,931	$1,042,321

Accrued interest receivable on loans		$4,494	$4,231	$2,839
Less: Accrued interest receivable on purchased loans		(295)	(340)	—
Accrued interest receivable on PPP loans (2)		(229)	(340)	(481)
Add: Allowance on accrued interest receivable		—	205	1,279
Adjusted accrued interest receivable on loans	(b)	$3,970	$3,756	$3,637

Adjusted gross loans and accrued interest receivable	(a)+(b) =(c)	$1,339,987	$1,201,687	$1,045,958

Allowance for loan losses		$16,672	$16,123	$15,339
Add: Allowance on accrued interest receivable		—	205	1,279
Adjusted Allowance	(d)	$16,672	$16,328	$16,618

Adjusted allowance to gross loans ratio	(d)/(c)	1.24%	1.36%	1.59%

(1)Excludes purchased PPP loans of $1.0 million and $1.7 million as of March 31, 2022 and December 31, 2021, respectively.
(2)Excludes purchased accrued interest receivable on PPP loans of $11 thousand and $15 thousand as of March 31, 2022 and December 31, 2021, respectively.

About OP Bancorp
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with ten full service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, and Santa Clara, California and Carrollton, Texas. The Bank also has four loan production offices in Atlanta, Georgia, Aurora, Colorado, and Lynnwood and Seattle, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com Member FDIC, Equal Housing Lender.
Cautionary Note Regarding Forward-Looking Statements
Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: the uncertainties related to the coronavirus pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program enacted thereunder, including risks to the Company with respect to the uncertain application by the Small Business Administration of new borrower and loan eligibility, forgiveness and audit criteria; business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Open Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2021 and in our other subsequent filings with the Securities and Exchange Commission.
Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

Consolidated Balance Sheets (unaudited)

($ in thousands)	As of			% Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Assets
Cash and due from banks	$18,206	$11,283	$20,386	61.4%	(10.7)%
Interest-bearing deposits in other banks	111,770	104,176	107,044	7.3	4.4
Cash and cash equivalents	129,976	115,459	127,430	12.6	2.0
Securities available for sale, at fair value	161,182	150,444	102,413	7.1	57.4
Other investments	10,836	10,999	10,047	(1.5)	7.9
Loans held for sale	86,243	89,428	28,575	(3.6)	201.8
Real estate loans	730,841	701,450	662,445	4.2	10.3
SBA loans (1)	253,064	275,858	263,185	(8.3)	(3.8)
C&I loans	176,934	162,543	103,883	8.9	70.3
Home mortgage loans	266,465	173,303	125,285	53.8	112.7
Consumer & other loans	1,106	865	1,074	27.9	3.0
Gross loans, net of unearned income	1,428,410	1,314,019	1,155,872	8.7	23.6
Allowance for loan losses	(16,672)	(16,123)	(15,339)	3.4	(8.7)
Net loans receivable	1,411,738	1,297,896	1,140,533	8.8	23.8
Premises and equipment, net	4,570	4,355	4,368	4.9	4.6
Accrued interest receivable, net	4,893	4,579	3,096	6.9	58.0
Servicing assets	12,341	12,720	7,492	(3.0)	64.7
Company owned life insurance	11,197	11,134	10,941	0.6	2.3
Deferred tax assets	10,882	8,409	5,391	29.4	101.9
Operating right-of-use assets	8,471	8,905	6,443	(4.9)	31.5
Other assets	11,616	12,363	8,605	(6.0)	35.0
Total assets	$1,863,945	$1,726,691	$1,455,334	7.9%	28.1%
Liabilities and Shareholders' Equity
Liabilities
Noninterest bearing	$848,531	$774,754	$571,985	9.5%	48.3%
Money market and others	456,890	380,226	354,148	20.2	29.0
Time deposits greater than $250,000	192,849	207,288	190,960	(7.0)	1.0
Other time deposits	173,733	171,798	168,297	1.1	3.2
Total deposits	1,672,003	1,534,066	1,285,390	9.0	30.1
Federal Home Loan Bank advances	—	—	5,000	—	(100.0)
Accrued interest payable	548	558	622	(1.8)	(11.9)
Operating lease liabilities	9,839	10,307	8,016	(4.5)	22.7
Other liabilities	15,564	16,538	9,313	(5.9)	67.1
Total liabilities	1,697,954	1,561,469	1,308,341	8.7	29.8
Shareholders’ equity
Common stock	78,718	78,718	78,654	—	0.1
Additional paid-in capital	8,860	8,645	8,652	2.5	2.4
Retained earnings	85,694	79,056	59,373	8.4	44.3
Accumulated other comprehensive (loss) income	(7,281)	(1,197)	314	508.3	(2418.8)
Total shareholders’ equity	165,991	165,222	146,993	0.5	12.9
Total liabilities and shareholders' equity	$1,863,945	$1,726,691	$1,455,334	7.9%	28.1%

(1)Includes SBA Paycheck Protection Program (“PPP”) loans of $22.1 million, $40.6 million and $113.6 million as of March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Interest income
Interest and fees on loans	$17,257	$17,271	$13,284	(0.1)%	29.9%
Interest on securities available for sale	530	362	236	46.4	124.6
Other interest income	157	189	112	(16.9)	40.2
Total interest income	17,944	17,822	13,632	0.7	31.6
Interest expense
Interest on deposits	654	726	877	(9.9)	(25.4)
Total interest expense	654	726	877	(9.9)	(25.4)
Net interest income	17,290	17,096	12,755	1.1	35.6
Provision for loan losses	341	1,898	620	(82.0)	(45.0)
Net interest income after provision for loan losses	16,949	15,198	12,135	11.5	39.7
Noninterest income
Service charges on deposits	388	405	355	(4.2)	9.3
Loan servicing fees, net of amortization	447	521	531	(14.2)	(15.8)
Gain on sale of loans	3,238	6,033	1,882	(46.3)	72.1
Other income	143	330	198	(56.7)	(27.8)
Total noninterest income	4,216	7,289	2,966	(42.2)	42.1
Noninterest expense
Salaries and employee benefits	5,657	5,560	4,662	1.7	21.3
Occupancy and equipment	1,378	1,418	1,235	(2.8)	11.6
Data processing and communication	493	637	448	(22.6)	10.0
Professional fees	324	267	314	21.3	3.2
FDIC insurance and regulatory assessments	207	182	132	13.7	56.8
Promotion and advertising	189	156	177	21.2	6.8
Directors’ fees	177	166	116	6.6	52.6
Foundation donation and other contributions	815	901	507	(9.5)	60.7
Other expenses	422	304	375	38.8	12.5
Total noninterest expense	9,662	9,591	7,966	0.7	21.3
Income before income tax expense	11,503	12,896	7,135	(10.8)	61.2
Income tax expense	3,351	3,762	2,058	(10.9)	62.8
Net income	$8,152	$9,134	$5,077	(10.8)%	60.6%

Book value per share	$10.97	$10.92	$9.77	0.5%	12.3%
Earnings per share - Basic	$0.53	$0.60	$0.33	(11.7)%	60.6%
Earnings per share - Diluted	$0.53	$0.59	$0.33	(10.2)%	60.6%

Shares of common stock outstanding	15,137,808	15,137,808	15,037,635	—%	0.7%
Weighted Average Shares:
- Basic	15,137,808	15,136,229	15,022,876	—%	0.8%
- Diluted	15,242,214	15,227,291	15,069,444	0.1%	1.1%

Key Ratios

	For the Three Months Ended			% Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Return on average assets (ROA) (1)	1.85%	2.11%	1.44%	(0.3)%	0.4%
Return on average equity (ROE) (1)	19.54%	22.68%	14.02%	(3.1)%	5.5%
Net interest margin (1)	4.12%	4.07%	3.80%	0.1%	0.3%
Efficiency ratio	44.93%	39.34%	50.67%	5.6%	(5.7)%

Total risk-based capital ratio (2)	13.29%	13.66%	15.04%	(0.4)%	(1.8)%
Tier 1 risk-based capital ratio (2)	12.11%	12.42%	13.79%	(0.3)%	(1.7)%
Common equity tier 1 ratio (2)	12.11%	12.42%	13.79%	(0.3)%	(1.7)%
Leverage ratio (2)	9.80%	9.58%	10.38%	0.2%	(0.6)%

(1)Annualized.
(2)The Company’s March 31, 2022 regulatory capital ratios are preliminary.

Asset Quality

($ in thousands)	As of and For the Three Months Ended
	1Q22	4Q21	1Q21
Nonaccrual Loans (1)	$2,806	$3,000	$1,148
Loans 90 days or more past due, accruing	—	200	—
Accruing restructured loans	—	—	—
Nonperforming loans	2,806	3,200	1,148
Other real estate owned ("OREO")	—	—	—
Nonperforming assets	$2,806	$3,200	$1,148

Criticized loans (2) by loan type:
SBA loans	$2,544	$2,688	$1,684
C&I loans	305	313	4,832
Home mortgage loans	999	1,038	600
Total criticized loans (2)	$3,848	$4,039	$7,116

Nonperforming assets/total assets	0.15%	0.19%	0.08%
Nonperforming assets / gross loans plus OREO	0.20%	0.24%	0.10%
Nonperforming loans / gross loans	0.20%	0.24%	0.10%
Allowance for loan losses / nonperforming loans	594%	503%	1337%
Allowance for loan losses / nonperforming assets	594%	503%	1337%
Allowance for loan losses / gross loans	1.17%	1.23%	1.33%
Criticized loans (2) / gross loans	0.27%	0.31%	0.62%
Classified loans / gross loans	0.27%	0.31%	0.57%

Net (recoveries) charge-offs	$(3)	$168	$(3)
Net (recoveries) charge-offs to average gross loans (3)	(0.00)%	0.05%	(0.00)%

(1)Includes the guaranteed portion of SBA loans that are in liquidation totaling $899 thousand as of March 31, 2022.
(2)Consists of special mention, substandard, doubtful and loss categories.
(3)Annualized.

($ in thousands)	1Q22	4Q21	1Q21
Accruing delinquent loans 30-89 days past due
30-59 days	$201	$76	$—
60-89 days	—	336	—
Total (1)	$201	$412	$—

(1)Includes the guaranteed portion of PPP loans totaling $9 thousand as of March 31, 2022.

Average Balance Sheet, Interest and Yield/Rate Analysis

	For the Three Months Ended
	1Q22			4Q21			1Q21
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)
Interest-earning assets:
Interest-bearing deposits in other banks	$86,875	$42	0.19%	$192,302	$73	0.15%	$89,931	$23	0.19%
Federal funds sold and other investments	10,957	115	4.19	11,012	116	4.23	10,087	89	3.53
Available-for-sale debt securities, at fair value	156,913	530	1.35	122,137	362	1.19	92,951	236	1.02
Real estate loans	710,993	7,802	4.45	685,394	7,774	4.50	653,498	7,466	4.63
SBA loans	358,725	5,834	6.60	400,059	6,829	6.77	268,440	3,280	4.95
C&I loans	156,355	1,536	3.98	133,104	1,334	3.98	116,327	1,072	3.74
Home mortgage loans	217,103	2,074	3.82	123,822	1,320	4.27	125,698	1,451	4.62
Consumer & other loans	878	11	4.88	1,035	14	5.21	1,187	15	5.12
Loans (2)	1,444,054	17,257	4.84	1,343,414	17,271	5.10	1,165,150	13,284	4.62
Total interest-earning assets	1,698,799	17,944	4.28	1,668,865	17,822	4.24	1,358,119	13,632	4.07
Noninterest-earning assets	63,016			62,996			51,707
Total assets	$1,761,815			$1,731,861			$1,409,826

Interest-bearing liabilities:
Money market deposits and others	$412,295	$251	0.25%	$378,849	$283	0.30%	$336,796	$270	0.33%
Time deposits	374,620	403	0.44	401,938	443	0.44	361,803	607	0.68
Total interest-bearing deposits	786,915	654	0.34	780,787	726	0.37	698,599	877	0.51
Borrowings	—	—	—	4	—	—	5,000	—	—
Total interest-bearing liabilities	786,915	654	0.34	780,791	726	0.37	703,599	877	0.51

Noninterest-bearing liabilities:
Noninterest-bearing deposits	783,461			765,012			544,492
Other noninterest-bearing liabilities	24,599			24,994			16,865
Total noninterest-bearing liabilities	808,060			790,006			561,357
Shareholders’ equity	166,840			161,064			144,870
Total liabilities and shareholders’ equity	$1,761,815			$1,731,861			$1,409,826

Net interest income / interest rate spreads		$17,290	3.94%		$17,096	3.87%		$12,755	3.56%
Net interest margin			4.12%			4.07%			3.80%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,570,376	$654	0.17%	$1,545,799	$726	0.19%	1,243,091	$877	0.29%
Total funding liabilities / cost of funds	$1,570,376	$654	0.17%	$1,545,803	$726	0.19%	1,248,091	$877	0.28%

(1)Annualized.
(2)Includes loans held for sale.